AMENDMENT NO. 2 TO TERM LOAN AGREEMENT
DATED AS OF AUGUST 21, 2014
BY AND AMONG
PIEDMONT OPERATING PARTNERSHIP, LP,
AS BORROWER,
PIEDMONT OFFICE REALTY TRUST, INC.,
AS PARENT,
JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT,
SUNTRUST BANK,
AS SYNDICATION AGENT,
AND
THE FINANCIAL INSTITUTIONS PARTY HERETO
AS LENDERS
__________________________________
J.P. MORGAN SECURITIES LLC AND SUNTRUST
ROBINSON HUMPHREY, INC.,
AS CO-LEAD ARRANGERS AND JOINT BOOKRUNNERS

AMENDMENT NO. 2 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT, dated as of August 21, 2014 (this “Amendment No. 2”), is by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), each of the financial institutions party to the Loan Agreement defined below (collectively, the “Lenders” and individually a “Lender”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”). Reference is made to that certain Term Loan Agreement, dated as of November 22, 2011, as amended by Amendment No. 1 to Term Loan Agreement dated as of August 21, 2012 (as so amended, the “Loan Agreement”), by and among the Borrower, the Lenders referenced therein and the Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Loan Agreement, and the Lenders are willing to make such changes as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO LOAN AGREEMENT. As of the Amendment Effective Date (as defined in Section 3 hereof), the Loan Agreement is hereby amended as follows:
1.1    Amendments to Section 1.1. Section 1.1 of the Loan Agreement is amended by amending and restating each of the following definitions in their entirety to read as follows:
“Applicable Margin” means the percentage per annum determined, at any time, based on the Credit Rating of the Parent or the Credit Rating of the Borrower, whichever is higher, in accordance with the levels in the table set forth below (each a “Level”). Any change in the Credit Rating of the Parent or the Borrower which would cause it to move to a different Level in such table shall effect a change in the Applicable Margin on the Business Day on which such change occurs. During any period that either the Parent or the Borrower has received Credit Ratings that are not equivalent, the Credit Rating of such Person shall be determined by the higher of such two Credit Ratings. During any period for which either the Parent or the Borrower has received a Credit Rating from only one Rating Agency, then the Credit Rating of such Person shall be determined based on such Credit Rating. During any period for which neither the Parent nor the Borrower has a Credit Rating from either Rating Agency, the Applicable Margin shall be determined based on Level 5. As of the Agreement Date and thereafter until changed as provided above, the Applicable Margin is determined based on Level 3.

Level	Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or higher	0.900%	0.00%
2	BBB+/Baal	0.975%	0.00%
3	BBB/Baa2	1.150%	0.15%
4	BBB-/Baa3	1.400%	0.40%
5	< BBB-/Baa3	1.900%	0.90%

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the LIBOR rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBOR rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBOR rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the LIBOR rate, respectively.
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then “LIBOR” shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero. If both the LIBO Screen Rate and the Interpolated Rate are not available at such time for any reason, “LIBOR” for such Interest Period shall be the rate per annum determined by the Agent to be the arithmetic mean of the rates supplied to the Agent at its request by at least three first-class banks selected by the Agent (the “Reference Banks”) as the rate at which such Reference Banks could borrow funds in Dollars for the applicable Interest Period in the London interbank market, were it to do so by asking for and then accepting interbank offers in reasonable market size in Dollars for the applicable Interest Period as of 11:00 a.m. London time two (2) Business Days prior to the first day of the applicable Interest Period.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Termination Date” means January 15, 2020.

1.2    Further Amendments to Section 1.1. Section 1.1 of the Loan Agreement is further amended by:
A.    Inserting the following new definitions into such Section 1.1 in the correct alphabetical order:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Impacted Interest Period” has the meaning given that term in the definition of “LIBOR” in Section 1.1.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“LIBO Screen Rate” has the meaning given that term in the definition of “LIBOR” in Section 1.1.
“Reference Banks” has the meaning given that term in the definition of “LIBOR” in Section 1.1.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctions” economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
B.    In the definition of “Excluded Taxes”, deleting clause (f) thereof and adding the word “and” before clause (e) thereof.
C.    In the definition of “Regulatory Change”, restating the first sentence thereof to read as follows:
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date (or, with respect to any Lender, such later date on which such Lender became a party to this Agreement) in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or treaty or the adoption or making after such date of any change in an interpretation, guideline, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law or treaty (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation, promulgation, implementation or administration thereof or compliance after such date by any Lender with any rule, regulation, guideline, request or directive regarding capital adequacy, capital or liquidity requirements.”
D.    Deleting the definition of “Sanctioned Entity”.
1.3    Amendment to Section 4.1(a). Section 4.1(a) of the Loan Agreement is amended by (i) restating the parenthetical clause after the words “capital in respect of its Loan” on approximately the ninth and tenth lines thereof to read “(such increases in costs, reductions in amounts receivable or maintenance of capital being herein called “Additional Costs”)” and (ii) adding the word “, liquidity” after the words “special deposit” in clause (ii) on approximately the fifteenth line thereof.
1.4    Amendment to Section 6.1(y). Section 6.1(y) of the Loan Agreement is amended and restated in its entirety to read as follows:
“Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and, to the extent they are acting in any capacity in connection with the credit facility established hereby, agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and, to the extent they are acting in any capacity in connection with the credit facility established hereby, agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agents of the Borrower or any Subsidiary to the extent that they are acting in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.”
1.5    Amendment to Section 7.2. Section 7.2 of the Loan Agreement is amended by adding the following new sentence to the end of Section 7.2:
“The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and, to the extent they are acting in any capacity in connection with the credit facility established hereby, agents with Anti-Corruption Laws and applicable Sanctions.”
1.6    Amendment to Section 7.8. Section 7.8 of the Loan Agreement is amended and restated in its entirety to read as follows:
“The Borrower shall use the proceeds of the Loans for general corporate purposes only, including without limitation, repayment of Indebtedness. No part of the proceeds of the Loans will be used for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, the Borrower may use proceeds of the Loans to purchase the Parent’s capital stock and the Borrower’s partnership interests unless (i) such use will result in a violation of Regulation U or Regulation X of the Board of Governors

of the Federal Reserve System or (ii) such use will require the Agent or any Lender to file any form or other documentation or take any other action in compliance with Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and the Borrower has failed to provide the Agent prior written notice of such use and to execute, complete and deliver all such forms and other documentation and to take any other action as may be necessary for such compliance by the Agent or any Lender. The Borrower will not request any Loan, and the Borrower shall not directly use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not directly use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
1.7    Amendment to Section 10.1(c). Section 10.1(c) of the Loan Agreement is amended by inserting the words “Section 7.8,” immediately before the words “Section 8.1” on the second line thereof.
SECTION 2.     REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders and the Agent to enter into this Amendment No. 2, each of the Parent and the Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:
(i)    The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of this Amendment No. 2 and the Loan Agreement as amended by this Amendment No. 2 to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Amendment No. 2 has been duly executed and delivered by the duly authorized officers or other representatives of the Borrower and Parent and is a legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally;
(ii)    The execution, delivery and performance of each of this Amendment No. 2 and the Loan Agreement as amended by this Amendment No. 2 in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or Parent; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or Parent, or any indenture, agreement or other instrument to which the Borrower or Parent is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or Parent;

(iii)    the representations and warranties of the Parent and the Borrower contained in Article VI of the Loan Agreement are and will be true and correct in all material respects on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date and except for changes in factual circumstances not prohibited by the Loan Agreement; and
(iv)    no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 2 that would constitute a Default or Event of Default.
SECTION 3.     CONDITIONS TO EFFECTIVENESS
Except as set forth below, Section 1 of this Amendment No. 2 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):
A.    The Borrower, the Parent, the Agent, and each of the Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Agent, including, in the case of Parent, the signature page to the Reaffirmation of Facility Guaranty attached to this Amendment No. 2.
B.    The Agent shall have received a secretary’s certificate from each of the Borrower and the Parent (i) either confirming that there have been no changes to its organizational documents since November 22, 2011, or if there have been changes to its organizational documents since such date, certifying as to such changes, (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 2 and the transactions contemplated hereby, and (iii) attaching certificates of good standing from the Secretary of State of its state of organization as of a recent date.
C.    The Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.2 of the Loan Agreement), incurred in connection with this Amendment No. 2.
D.    Delivery to the Agent by DLA Piper LLP (US), as counsel to the Loan Parties, of an opinion addressed to the Lenders and the Agent in form and substance reasonably satisfactory to the Agent.
E.    Payment by the Borrower of any agreed upon compensation to the Lenders, the Agent and the Co-Lead Arrangers.
SECTION 4.     MISCELLANEOUS
A.    Reference to and Effect on the Loan Agreement and the Other Loan Documents.
(i)    On and after the effective date of this Amendment No. 2, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.
(ii)    Except as specifically amended by this Amendment No. 2, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any of the other Loan Documents.
B.    Headings. Section and subsection headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose or be given any substantive effect.
C.    Applicable Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW.
D.    Counterparts; Effectiveness. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment No. 2 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower and the Requisite Lenders. Unless set forth in writing to the contrary, execution of this Amendment No. 2 by a Lender shall be deemed conclusive evidence that the conditions precedent to effectiveness set forth in Section 3 shall have been satisfied or waived to the satisfaction of such Lender.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
PIEDMONT OPERATING PARTNERSHIP, LP

By:	Piedmont Office Realty Trust, Inc., its General Partner
By: _______________________
Name:
Title:

PARENT:
PIEDMONT OFFICE REALTY TRUST, INC.
By: _______________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., AS AGENT AND AS A LENDER

By: _______________________
Name: Brendan M. Poe
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION

By: _______________________
Name:
Title:

SUNTRUST BANK

By: _______________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By: _______________________
Name:
Title:

WELLS FARGO BANK, N.A.

By: _______________________
Name:
Title:

BRANCH BANKING AND TRUST COMPANY

By: _______________________

Name:
Title:

Reaffirmation of Facility Guaranty

The undersigned Guarantor hereby (a) acknowledges the foregoing Amendment No. 2, (b) reaffirms its guaranty of the Guarantied Obligations (as defined in the Facility Guaranty executed and delivered by such Guarantor) under or in connection with the Loan Agreement, as modified by this Amendment No. 2, in accordance with the Facility Guaranty executed and delivered by such Guarantor, and (c) confirms that its Facility Guaranty shall remain in full force and effect after giving effect to this Amendment No. 2.

[Signature Pages Follow]

GUARANTOR:

By: _______________________

Name:
Title: